EXHIBIT 99.1
ParkOhio Announces Strong Second Quarter Results

•	Revenues Increased to $351 Million from $329 Million in Q2 2016, Up 6.5%

•	YTD Revenues Increased to $695 Million from $657 Million in YTD 2016, Up 5.7%

•	GAAP Diluted EPS was $0.24 and Adjusted Diluted EPS was $0.87

•	YTD GAAP Diluted EPS was $1.03 and Adjusted Diluted EPS was $1.54

•	Adjusted Diluted EPS Increased 14% from Q2 2016

•	YTD Adjusted Diluted EPS Increased 25% from YTD 2016

•	Completed $700 Million in New Financing, Adding Significant Liquidity

CLEVELAND, OHIO, August 7, 2017 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the second quarter of 2017.

SECOND QUARTER RESULTS
Net sales were $350.9 million in the second quarter of 2017, an increase of 6.5% from net sales of $329.4 million in the second quarter of 2016. The Company reported net income attributable to ParkOhio common shareholders of $3.0 million, or $0.24 per diluted share, in the second quarter of 2017, compared to $9.0 million, or $0.73 per diluted share, in the second quarter of 2016. On an adjusted basis, net income attributable to ParkOhio common shareholders was $0.87 per diluted share in the second quarter of 2017, an increase of 14% compared to $0.76 per diluted share in the 2016 period. The EPS adjustments in the second quarter of 2017, which totaled $0.63 per diluted share, were primarily related to expenses from the Company’s debt refinancing, as described more fully below. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Operating results in the 2017 second quarter were higher than the same period a year ago due primarily to higher sales levels and an increase in gross margin, as a percentage of net sales, of 70 basis points. In the second quarter of 2017, operating cash flows were $9.2 million, and the Company ended the quarter with $72.7 million of cash on-hand. EBITDA, as defined was $34.0 million in the second quarter of 2017 compared to $31.3 million in the second quarter of 2016. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

As previously announced, in April, the Company completed the issuance, in a private placement, of $350 million aggregate principal amount of 6.625% Senior Notes due 2027. The proceeds from the issuance were used to repay in full the Company’s previously-outstanding 8.125% Senior Notes due 2021 in the aggregate principal amount of $250 million, the Company’s term loan in the aggregate principal amount of $21 million, and a portion of the borrowings outstanding under the Company’s revolving credit facility. In addition, the Company amended its existing credit agreement to, among other things,

-more-

provide an increased revolving credit facility of up to $350 million and extend the maturity date of the facility to April 17, 2022.

Also during the second quarter, the Company, through its wholly-owned subsidiary Apollo Aerospace Components, completed the acquisition of Aero-Missile Components Inc. (“AMC”) for approximately $10.5 million in cash. AMC is a supply chain management business providing high-quality specialty fasteners and other components to the defense and aerospace markets. The results of AMC are included in our Supply Technologies segment since the date of acquisition.

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “We are pleased with our results in the second quarter and believe the refinancing of our bonds and bank facility enhances ParkOhio’s opportunities for future growth. Our 2017 adjusted EPS guidance remains unchanged at $3.15 to $3.35 per diluted share.”

YEAR-TO-DATE RESULTS

In the six months ended June 30, 2017, net sales were $694.7 million, an increase of 5.7% compared to net sales of $657.4 million in the 2016 period. The Company reported net income attributable to ParkOhio common shareholders of $12.8 million, or $1.03 per diluted share, in the six months ended June 30, 2017, compared to $11.7 million, or $0.96 per diluted share, in the 2016 period. On an adjusted basis, net income attributable to ParkOhio common shareholders was $1.54 per diluted share in 2017, compared to $1.23 per diluted share in the 2016 period. EBITDA, as defined was $65.9 million in the first six months of 2017 compared to $56.9 million in the 2016 period. Please refer to the tables that follow for reconciliations of net income to adjusted earnings and net income to EBITDA, as defined.

CONFERENCE CALL

A conference call reviewing ParkOhio’s second quarter 2017 results will be broadcast live over the Internet on Tuesday, August 8, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates 63 manufacturing sites and 65 supply chain logistics facilities, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products. This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In millions, except per share data)
Net sales	$350.9	$329.4	$694.7	$657.4
Cost of sales	290.6	275.1	578.9	555.3
Gross profit	60.3	54.3	115.8	102.1
Selling, general and administrative expenses	36.2	34.0	72.8	66.5
Litigation settlement gain	—	—	(3.3)	—
Asset impairment charge	—	—	—	4.0
Operating income	24.1	20.3	46.3	31.6
Interest expense	7.9	7.0	15.3	14.1
Loss on extinguishment of debt	11.0	—	11.0	—
Income before income taxes	5.2	13.3	20.0	17.5
Income tax expense	2.0	4.3	6.7	5.8
Net income	3.2	9.0	13.3	11.7
Net income attributable to noncontrolling interests	(0.2)	—	(0.5)	—
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$3.0	$9.0	$12.8	$11.7

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$0.25	$0.74	$1.05	$0.97
Diluted	$0.24	$0.73	$1.03	$0.96
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.1	12.2	12.1
Diluted	12.4	12.3	12.5	12.2

Dividends per common share	$0.125	$0.125	$0.250	$0.250

Other financial data:
EBITDA, as defined	$34.0	$31.3	$65.9	$56.9

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$3.2	$0.26	$9.0	$0.73	$13.3	$1.07	$11.7	$0.96
Net income attributable to noncontrolling interests	(0.2)	(0.02)	—	—	(0.5)	(0.04)	—	—
Net income attributable to Park-Ohio Holdings Corp. common shareholders	3.0	0.24	9.0	0.73	12.8	1.03	11.7	0.96
Adjustments:
Loss on extinguishment of debt	11.0	0.89	—	—	11.0	0.88	—	—
Litigation settlement gain	—		—	—	(3.3)	(0.27)	—	—
Asset impairment charge	—	—	—	—	—	—	4.0	0.33
Plant relocation and related costs	—	—	0.3	0.02	0.7	0.05	0.3	0.02
Acquisition-related costs	—	—	—	—	0.3	0.02	0.2	0.02
Severance	—	—	0.1	0.01	—	—	0.5	0.04
Other	0.1	0.01	—	—	0.1	0.01	—	—
Tax effect of adjustments	(3.3)	(0.27)	(0.1)	—	(2.2)	(0.18)	(1.7)	(0.14)
Adjusted earnings	$10.8	$0.87	$9.3	$0.76	$19.4	$1.54	$15.0	$1.23

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$3.0	$9.0	$12.8	$11.7
Add back:
Interest expense	7.9	7.0	15.3	14.1
Loss on extinguishment of debt	11.0	—	11.0	—
Income tax expense	2.0	4.3	6.7	5.8
Depreciation and amortization	8.0	7.4	15.8	14.8
Share-based compensation expense	1.9	3.0	4.1	5.5
Asset impairment charge	—	—	—	4.0
Acquisition-related costs	—	—	—	0.2
Miscellaneous	0.2	0.6	0.2	0.8
EBITDA, as defined	$34.0	$31.3	$65.9	$56.9

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2017	December 31, 2016
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$72.7	$64.3
Accounts receivable, net	223.8	194.4
Inventories, net	256.5	240.6
Other current assets	63.7	53.4
Total current assets	616.7	552.7
Property, plant and equipment, net	171.9	167.1
Goodwill	90.8	86.6
Intangible assets, net	95.4	96.6
Other long-term assets	77.5	71.3
Total assets	$1,052.3	$974.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$155.2	$133.6
Current portion of long-term debt and short-term debt	16.6	30.8
Accrued expenses and other	78.9	77.5
Total current liabilities	250.7	241.9
Long-term liabilities, less current portion:
Debt	496.1	439.0
Deferred income taxes	27.2	27.7
Other long-term liabilities	22.1	29.7
Total long-term liabilities	545.4	496.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	245.7	226.0
Noncontrolling interests	10.5	10.0
Total equity	256.2	236.0
Total liabilities and shareholders' equity	$1,052.3	$974.3

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$13.3	$11.7
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	15.8	14.8
Loss on extinguishment of debt	11.0	—
Litigation settlement gain	(3.3)	—
Asset impairment charge	—	4.0
Share-based compensation expense	4.1	5.5
Changes in operating assets and liabilities:
Accounts receivable	(24.0)	(1.0)
Inventories	(5.4)	(0.4)
Other current assets	(8.3)	(6.2)
Accounts payable and accrued expenses	14.9	5.4
Litigation settlement payment	(4.0)	—
Other	(5.1)	(6.3)
Net cash provided by operating activities	9.0	27.5
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(12.4)	(14.0)
Business acquisition	(10.5)	—
Net cash used by investing activities	(22.9)	(14.0)
FINANCING ACTIVITIES
Payments on revolving credit facility, net	(28.8)	(13.5)
Payments on term loans and other debt	(28.9)	(2.2)
Proceeds from term loans and other debt	—	6.2
Proceeds from (payments on) capital lease facilities, net	1.2	(1.6)
Issuance of 6.625% Senior Notes due 2027	350.0	—
Debt financing costs	(7.2)	—
Repurchase of 8.125% Senior Notes due 2021	(250.0)	—
Premium on early extinguishment of debt	(8.0)	—
Dividends	(3.1)	(3.1)
Purchase of treasury shares	(3.6)	—
Payments of withholding taxes on share awards	(2.3)	(1.6)
Payment of acquisition earn-out	—	(2.0)
Net cash provided (used) by financing activities	19.3	(17.8)
Effect of exchange rate changes on cash	3.0	0.3
Increase (decrease) in cash and cash equivalents	8.4	(4.0)
Cash and cash equivalents at beginning of period	64.3	62.0
Cash and cash equivalents at end of period	$72.7	$58.0

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In millions)
Net sales:
Supply Technologies	$142.4	$132.9	$275.6	$262.8
Assembly Components	126.0	134.3	265.3	266.0
Engineered Products	82.5	62.2	153.8	128.6
	$350.9	$329.4	$694.7	$657.4

Segment operating income:
Supply Technologies	$12.4	$10.9	$23.7	$21.1
Assembly Components	13.1	14.2	25.6	24.4
Engineered Products	5.8	3.2	7.5	4.6
Total segment operating income	31.3	28.3	56.8	50.1
Corporate costs	(7.2)	(8.0)	(13.8)	(14.5)
Litigation settlement gain	—	—	3.3	—
Asset impairment charge	—	—	—	(4.0)
Operating income	24.1	20.3	46.3	31.6
Interest expense	(7.9)	(7.0)	(15.3)	(14.1)
Loss on extinguishment of debt	(11.0)	—	(11.0)	—
Income before income taxes	$5.2	$13.3	$20.0	$17.5